Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,734,483)
Unrealized Gain (Loss) on Market Value of Futures	2,806,364
Dividend Income	2,174
Interest Income	37,666
ETF Transaction Fees	350
Total Income (Loss)	$(2,887,929)

Expenses
General Partner Management Fees	$29,693
Professional Fees	13,539
Brokerage Commissions	6,562
Non-interested Directors' Fees and Expenses	387
Prepaid Insurance Expense	269
NYMEX License Fee	742
SEC & FINRA Registration Expense	3,818
Total Expenses	55,010
Expense Waiver	(17,895)
Net Expenses	$37,115
Net Income (Loss)	$(2,925,044)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$62,460,542
Additions (150,000 Shares)	3,515,855
Net Income (Loss)	(2,925,044)

Net Asset Value End of Month	$63,051,353
Net Asset Value Per Share (2,600,000 Shares)	$24.25

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612